Exhibit 99.1

FOR IMMEDIATE RELEASE

CEMPRA ANNOUNCES PRESENTATIONS AT UPCOMING INVESTOR

CONFERENCES AND PROVIDES MERGER PROCESS UPDATE

CHAPEL HILL, N.C. – September 7, 2017 – Cempra, Inc. (Nasdaq: CEMP), a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for acute care and community settings to meet critical medical needs in the treatment of infectious diseases, today announced it will be participating in two upcoming investor conferences.

•	The Morgan Stanley 15th Annual Global Healthcare Conference at the Grand Hyatt New York, September 12, 2017 at 8:00 a.m. ET

•	The Ladenburg Thalmann 2017 Healthcare Conference at the Sofitel New York, September 26, 2017 at 4:00 p.m. ET

A live audio webcast of the presentations will be available on the company website at http://investor.cempra.com/events.cfm. Listeners are encouraged to visit the site prior to the scheduled presentation to register, download and install any necessary audio software. An archive of the webcasts will be made available online on the investor relations section of the company website at www.cempra.com once a transcript of the event has been filed with the U.S. Securities and Exchange Commission (SEC).

Update on Proposed Merger with Melinta Therapeutics

As described in the press release announcing the proposed merger, Cempra and Melinta will work together through a joint selection committee to identify the CEO leadership of the combined company, who will be able to build on strong experience and the shared vision of the board to continue growing one of the world’s leading anti-infectives companies. An executive search firm has been retained to identify the CEO for the combined company and the search is ongoing.

Cempra has filed a preliminary proxy statement (which is subject to review by the SEC) related to the proposed merger with Melinta.

The preliminary proxy statement includes significant additional information, including:

•	A description of the financial and strategic rationale for the transaction

•	Details on the background of the merger, including a description of the comprehensive process conducted to evaluate potential strategic opportunities

•	Information on the combined company’s potential market opportunities and commercial and business strategies

•	Information on how stockholders can vote

Based on the additional information provided in the preliminary proxy statement, David Zaccardelli, Pharm.D., acting chief executive officer of Cempra, together with management from Cempra and Melinta, plan to review the key financial and strategic rationale for the merger and describe the vision for the combined company’s success at the upcoming Morgan Stanley and Ladenburg conferences.

About Cempra, Inc.

Cempra, Inc. is a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for acute care and community settings to meet critical medical needs in the treatment of infectious diseases. Cempra’s two lead product candidates are currently in advanced clinical development. Solithromycin has been evaluated in two Phase 3 clinical trials for community-acquired bacterial pneumonia (CABP). Cempra is currently seeking approval for CABP for both intravenous and oral capsule formulations from the U.S. Food and Drug Administration. Solithromycin is licensed to strategic commercial partner Toyama Chemical Co., Ltd., a subsidiary of FUJIFILM Holdings Corporation, for certain exclusive rights in Japan. Cempra is contracted with BARDA for the development of solithromycin for pediatric use and has commenced enrollment in a global Phase 2/3 trial to evaluate the safety and efficacy of solithromycin versus standard of care antibiotics in children and adolescents from two months to 17 years of age. Solithromycin is also in development for uncomplicated urogenital urethritis caused by Neisseria gonorrhoeae or chlamydia. Fusidic acid is Cempra’s second product candidate, which has completed a Phase 3 trial comparing fusidic acid to linezolid in patients with ABSSSI. Cempra also has an ongoing exploratory study of fusidic acid for chronic oral treatment of refractory infections in bones and joints. Both products seek to address the need for new treatments targeting drug-resistant bacterial infections in the hospital and in the community. Cempra is also studying solithromycin for ophthalmic conditions and has synthesized novel macrolides for non-antibiotic uses such as the treatment of chronic inflammatory diseases, endocrine diseases and gastric motility disorders. Cempra was founded in 2006 and is headquartered in Chapel Hill, N.C. For additional information about Cempra please visit www.cempra.com.

About Melinta Therapeutics

Melinta Therapeutics, Inc. is dedicated to saving lives threatened by the global public health crisis of bacterial infections, through the development and commercialization of novel antibiotics that provide new and better therapeutic solutions. Melinta’s lead product is Baxdela, an antibiotic approved for use in the treatment of acute bacterial skin and skin structure infections (ABSSSI). Melinta is also committed to developing, through the application of Nobel Prize-winning science, a new class of antibiotics designed to overcome the multi- and extremely-drug-resistant pathogens for which there are few to no options, known collectively as ESKAPE pathogens (Enterococcus faecium, Staphylococcus aureus, Klebsiella pneumoniae, Acinetobacter baumannii, Pseudomonas aeruginosa, Enterobacter species and Escherichia coli), which cause the majority of life-threatening hospital infections.

Melinta Therapeutics is privately held and backed by Vatera Healthcare Partners (www.vaterahealthcare.com) and Malin Corporation plc (www.malinplc.com), among other private investors. The company is headquartered in New Haven, CT with offices in Lincolnshire, IL. Visit www.melinta.com for more information.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed merger, the expected ownership of the combined company and the alternatives to the proposed merger) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Cempra and Melinta and of the combined company include, but are not limited to: inability to complete the proposed merger and other contemplated transactions; liquidity and trading market for shares prior to and following the consummation of the proposed merger; costs and potential litigation associated with the proposed merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, including our ability to file an effective proxy statement in connection with the proposed merger and other contemplated transactions, which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; failure to issue Cempra common stock in the proposed merger and other contemplated transactions exempt from registration or qualification requirements under applicable state securities laws; risks related to the costs, timing and regulatory review of the combined company’s studies and clinical trials, including its ability to address the issues identified by the FDA in the complete response letter relating to Cempra’s new drug applications for solithromycin for community acquired bacterial pneumonia; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; inability or the delay in obtaining required regulatory approvals for product candidates, which may result in unexpected cost expenditures; failure to realize any value of certain product candidates developed and being developed, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; inability to commercialize and launch any product candidate that receives regulatory approval, including Baxdela; the combined company’s anticipated capital expenditures, its estimates regarding its capital requirements and its need for future capital; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed merger; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company’s products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; the possibility of economic recession and its negative impact on customers, vendors or suppliers; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond Cempra’s, Melinta’s, or the combined company’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017, as amended by Form 10-K/A filed with the SEC on April 13, 2017, and in other filings that Cempra makes and will make with the SEC in connection with the proposed transactions, including the proxy statement described below under “Important Information and Where to Find It.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release or presentation speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward- looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Important Information and Where to Find It

Cempra and Melinta and certain of their directors and executive officers may become participants in solicitation of proxies from Cempra stockholders in connection with the proposed transactions. Additional Information regarding persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Cempra stockholders in connection with the proposed merger, and a description of their direct and indirect interest, whether as security holders, directors or employees of Cempra or Melinta or otherwise, which may be different from those of Cempra stockholders generally, is set forth in the preliminary proxy statement filed with the SEC on September 7, 2017 in connection with the proposed merger and will be set forth in other materials to be filed with the SEC. You can find information about Cempra’s directors and executive officers in Cempra’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017, as amended by Form 10-K/A filed with the SEC on April 13, 2017, and in the preliminary proxy statement filed with the SEC on September 7, 2017 in connection the proposed merger.

Each of Cempra’s directors, Garheng Kong, David Zaccardelli, Richard Kent, David Gill, Dov A. Goldstein, John H. Johnson, P. Sherrill Neff and Michael Dougherty; Cempra’s executive officers Mark W. Hahn (Executive Vice President and Chief Financial Officer), David Oldach (Chief Medical Officer) and John Bluth (Executive Vice President, Investor Relations and Corporate Communications); Melinta’s directors, Eugene Sun, Thomas Koestler, Erik Akhund, Kevin Ferro, Cecilia Gonzalo, Christopher Kiritsy, Pedro Lichtinger, Sean Murphy and John E. Sununu; and Melinta’s executive officers, John Temperato (President and Chief Operating Officer) and Paul Estrem (Chief Financial Officer); and Cempra’s proxy solicitor, Georgeson LLC; may be deemed “participants” in the solicitation of proxies from the Cempra stockholders in connection with the proposed transactions.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. A definitive proxy statement and a proxy card will be filed with the SEC and will be mailed to Cempra’s stockholders seeking any required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CEMPRA HAS FILED OR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the proxy statement and any other documents filed by Cempra with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at Cempra’s website (http://investor.cempra.com/), or by writing to the Secretary, Cempra, Inc. at 6320 Quadrangle Drive, Suite 360, Chapel Hill, North Carolina 27517.

Company Contact:

John Bluth

Cempra, Inc.

+1 984 209 4534

jbluth@cempra.com

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